Page 1 of 8 Exhibit 10.1 Certain identified information marked with [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. STRATEGIC ALLIANCE AGREEMENT This STRATEGIC ALLIANCE AGREEMENT (this “Agreement”), as amended and restated, is dated and effective as of May 7, 2025 (the “Effective Date”), between NuScale Power, LLC (the “Company” or “NuScale”), and ENTRA1 Energy LLC (“ENTRA1”). The parties are individually referred to as the “Party” and collectively as the “Parties”. RECITALS A. Whereas, the Company has developed and manufactures a small modular reactor which it installs in a NuScale Power Module™ (“NPM”) which may be nominally rated at 250 MWth (77 MWe) or with other specification, to provide electricity and steam in configurations generally ranging from four to twelve modules, which, with auxiliary and support equipment, comprise NuScale VOYGRTM power plants (each NPM, NuScale VOYGRTM power plant, or other product, service or power plant provided by Company or any affiliate, a “NuScale Project”); B. Whereas, the Company expects that NuScale Projects, depending on their configurations, will cost several billion United States Dollars, which many potential customers cannot afford to finance and/or develop; C. Whereas, the Company confirms that each power plant project utilizing its products and services (depending on site specific conditions) requires one to two years of pre-construction development works, followed by three to four years of construction time, and a post- construction operational period of approximately 60 years; D. Whereas, the Company recognizes the value and importance of ENTRA1’s involvement including but not limited to cost-effective financing for NuScale Projects as a critical element of successful sales and essential for the Company to compete globally with state- owned enterprises offering customers state-backed financing as part of its sales proposal; E. Whereas, the Company desires the access to ENTRA1’s wide global network of relationships and appreciates ENTRA1’s experience in connection with the development, management, and finance (including arranging/evaluating finance options) for global infrastructure projects; F. Whereas, the Company has expressed its need and desire for a development partner and interest in ENTRA1 being NuScale’s exclusive global strategic partner; G. Whereas, ENTRA1 is expending resources in support of the global commercialization of the Company’s products and services; H. Whereas, the Parties desire to consolidate the basis and scope for ENTRA1’s exclusivity with NuScale and its role in the implementation of Opportunities (as defined in Section 2 below);

Page 2 of 8 I. Whereas, the Parties have caused the formation of ENTRA1 NuScale LLC under the Delaware Limited Liability Act by filing a Certificate of Formation with the Delaware Secretary of State on June 25, 2024 (“JVCo”); and J. Whereas, the Parties are parties to the Strategic Alliance Agreement with an effective date of July 1, 2022 (as amended by the First and Second Amendments) (the “2022 Agreement”) and wish to amend and restate the 2022 Agreement. NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained in this Agreement, the Parties hereto, intending to be legally bound hereby, commit to abide by the following terms and conditions: AGREEMENT 1. The 2022 Agreement. This Agreement amends, restates and supersedes the 2022 Agreement. From and after the Effective Date, the rights and obligations of the Parties shall be governed by the terms of this Agreement, the NDA (as defined below), and other supplements, letter agreements and communications between the Parties. 2. Exclusivity. a. The Parties agree that until December 31, 2045 (“Exclusivity Period”), ENTRAl is and shall remain NuScale's exclusive global strategic partner and holds the exclusive rights for the worldwide commercialization, distribution, sales and development (including access and consent to acquisition and licensing processes) of NuScale's products and services and any NuScale Project, [***] (each, an “Opportunity”). b. Except as otherwise provided in Section 2(d), ENTRA1 shall at its sole and absolute discretion decide at any time whether or not to participate in an Opportunity, including but not limited to owning/arranging financing for/financing/developing any Opportunity or any related commercial/sales activities. c. For the avoidance of doubt and without prejudice to the fact that the exclusive rights granted to ENTRA1 under this Agreement extend to every territory/jurisdiction worldwide, the Parties confirm that ENTRA1 is currently actively pursuing Opportunities in multiple jurisdictions [***]. d. If ENTRA1 notifies the Company in writing that it decided not to pursue an Opportunity, then the Company may, subject to the terms of the NDA (as defined herein), pursue that Opportunity, including working with any other source of financing and/or export credit agencies to finance that particular opportunity. e. The Parties agree that during the Exclusivity Period or the term of the Agreement (whichever is longer), NuScale shall not, without ENTRA1’s prior written approval, directly or indirectly: (i) except as otherwise provided in Section 2(d), pursue any Opportunity without ENTRA1 or its designated affiliate(s) or circumvent ENTRA1; (ii) work with any other party with respect to an Opportunity; and/or (iii) contact, consult or enter into any arrangement, undertaking, agreement or contract with any person [***] known to have or have had communication with, a working relationship with or other relationship [***] with ENTRA1 or any of its affiliates, or with any affiliate of any such person.

Page 3 of 8 f. The Parties further agree that for a duration of twenty years starting from the later of (i) the mutually-agreed dissolution of the JVCo or (ii) the end of the period referenced in Section 2(e) hereof, NuScale shall not directly or indirectly, without ENTRA1’s prior written approval (which shall not be unreasonably withheld): (a) pursue any Opportunity worked on and/or presented by or on behalf of ENTRA1 to NuScale, the JVCo or their affiliates, without ENTRA1 or any of its designated affiliates; and/or (b) contact, consult or enter into any arrangement, undertaking, agreement or contract with any person [***] known to have or have had communication with, a working relationship with or other relationship [***] with ENTRA1 or any of its affiliates, or with any affiliate of any such person. For the avoidance of doubt, ENTRA1 retains the right to impose conditions on the approval referenced in this Section 2(f) to protect its business interests, operational needs, and/or legal obligations; and in the event of dispute, the burden shall be on NuScale to demonstrate that any withheld approval is unreasonable. g. NuScale agrees that its current and/or future affiliates, officers, directors, parents, divisions, joint ventures, assigns, and predecessors and successors in interests (“NuScale Representative”) shall abide by the provisions of this Section 2 and agrees to be responsible for the breach of this Section by any NuScale Representative. For the avoidance of doubt, ENTRA1 shall not be deemed an affiliate of NuScale. h. The Parties acknowledge that the JVCo may be utilized as a vehicle for pursuing Opportunities, at ENTRA1’s sole and absolute discretion. i. ENTRA1 may at its sole and absolute discretion assign, transfer, sell, convey, lease, and/or subcontract any of its rights (in full or in part) under this Agreement (including but not limited to the exclusivity rights in this Section 2) to any party provided that any such third party is not, at the time of such transfer or assignment: (i) identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury at the time of any such assignment or transfer; (ii) located in or organized under the laws of any country that is subject to comprehensive trade sanctions imposed by the United States government; or (iii) subject to any sanctions or restrictions imposed by applicable export control, trade, or national security regulations or laws, including but not limited to those administered by the U.S. Department of Commerce, Department of State, Department of Energy, Nuclear Regulatory Commission or Committee on Foreign Investment in the United States. Any attempted assignment or transfer to a party in violation of this provision shall be considered null and void. 3. Financing. a. ENTRA1’s exclusive rights in connection with financings include but are not limited to the right to directly or indirectly arrange and/or procure all or part of the financing required for an Opportunity, including but not limited to, with respect to: (i) feasibility, site selections, regulatory approvals, and early preliminary steps taken before basic engineering level work i.e., Pre-Front End Engineering Design; (ii) Front End Engineering Design work; (iii) manufacturing of NPMs; and (iv) final engineering, procurement, construction and/or commercial operation of the NuScale Project. b. In the event that ENTRA1 or one of its affiliates is not the owner of a NuScale Project, the Parties agree that ENTRA1 shall have the right to enter into agreements with a NuScale Project owner (“Owner”) and other lenders and export credit agencies to obtain an appropriate security interest in such NuScale Project or for other purposes. It is contemplated

Page 4 of 8 that such funding-related agreements will include appropriate language regarding disbursement of funds that align with the terms of the agreements between Owner and vendors, suppliers and contractors during all NuScale Project development phases. The Parties expect that such agreements shall provide ENTRA1 the right to oversee and/or develop and have an oversight role for activities through all NuScale Project phases during which it may provide or arrange NuScale Project financing. For the avoidance of doubt, the term “Owner” in this Section 3(b) shall include ENTRA1 and its affiliates or a third party designated by ENTRA1, as applicable. 4. Cooperation Among the Parties. a. The Company shall fully cooperate with ENTRA1 to provide ENTRA1 with such information as ENTRA1 deems necessary and appropriate to secure financing for and/or develop the relevant NuScale Project. b. NuScale owns all rights, interests, and title, including the respective copyrights or other associated intellectual property rights, in and to certain NuScale intellectual property images and content, which include those set out in Appendix A as well as those that are provided from time to time by NuScale to ENTRA1 (collectively, the “NuScale Intellectual Property”). NuScale hereby grants to ENTRA1 and its affiliates a limited, non-exclusive, non-transferable, non-sublicensable, revocable license to use, reproduce, and display the NuScale Intellectual Property for the following purposes: (i) internal business purposes; and (ii) external communication materials including press releases, business presentations, news articles, website and social media posts. In addition, ENTRA1 and its affiliates are permitted to display the NuScale Intellectual Property on NuScale’s project/internet landing pages, including but not limited to: https://interactive.nuscalepower.com/nuscale- entra1partnership/p/1?utm_source=entra1.com&utm_medium=partnership_button https://entra1.nuscalepower.com ENTRA1 and its affiliates shall take all commercially reasonable steps to ensure that any NuScale Intellectual Property is not used or disclosed in any manner inconsistent with this Agreement. NuScale agrees and confirms that any use by ENTRA1 or its affiliates of the NuScale Intellectual Property prior to the Effective Date has been authorized by NuScale and is in any event hereby ratified and approved by NuScale. 5. Miscellaneous Terms. a. Confidentiality. i. All documentation (including pre-contractual documentation) relating to this Agreement shall be treated as confidential information under the terms of the Non- Disclosure Agreement in force between the Parties originally dated March 11, 2022 (as assigned and amended, the “NDA”), and notwithstanding any termination or expiration of the NDA or of this Agreement, the terms and conditions of the NDA shall survive termination of this Agreement for a duration of two years and govern the communications and exchange of confidential information regarding this Agreement.

Page 5 of 8 ii. No Party shall make any filing, disclosure, public announcement or press release regarding this Agreement or any activities hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld. However, this restriction shall not prohibit either Party from making disclosures required by law (regarding this Agreement), including, but not limited to, public filings such as Forms 10-Q, 10-K, 8-K, investor disclosures, and other regulatory or statutory reports and disclosures. Notwithstanding the foregoing, the Parties agree that the text and/or content of any such legally required filing or disclosure that relates to this Agreement, shall, to the extent practicable, be provided to the other Party in advance for review and comment, but shall not require prior written approval. b. Termination; Effect of Termination. i. Termination by Mutual Agreement. The obligations of Parties may be terminated by the written mutual agreement of all of the Parties. ii. Effect of Termination. Upon termination of this Agreement, the terms and conditions of this Agreement shall be of no further force or effect; provided that Sections 2; 3; 4; 5(a); 5(b); 5(d); 5(e); 5(f); 5(j) and 5(k) shall survive any such termination in accordance with their terms and if no term is specified, the survival shall be until the end of the longest survival period set out in the sections referenced herein. iii. [***]. c. Relationship of the Parties. Neither Party shall be deemed to be in a relationship of legal partners or joint venturers by virtue of this Agreement, nor shall any Party be an agent, representative, trustee or fiduciary of any other Party. No Party shall have any authority under this Agreement to bind any other Party to any agreement or obligation. The Parties acknowledge and agree that the provisions of this Agreement are supported by sufficient and adequate consideration, the receipt and sufficiency of which is hereby acknowledged. d. Entire Understanding; Amendment. This Agreement amends, restates and supersedes the 2022 Agreement only. From and after the Effective Date, all rights and obligations of the Parties in connection with the subject matter of this Agreement shall be governed solely by the terms of this Agreement, together with the NDA, the JVCo documentation, and any related communications, supplements, letter agreements and/or amendments thereto as applicable. This Agreement may be amended or modified only by a writing executed by each of the Parties. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and assigns. e. Assignment. This Agreement (as amended and supplemented) shall be binding upon and inure to the benefit of the successors and assigns of each of the Parties. ENTRA1 may at its sole discretion

Page 6 of 8 assign, transfer, sell, convey, lease and/or subcontract any of its rights under the Agreement (as amended and supplemented). f. Governing Law; Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York without regard to conflicts of law principles thereof. The Parties irrevocably submit to the jurisdiction of the state and federal courts of New York, New York, with regard to any dispute arising out of or in any way related to this Agreement or its interpretation. EACH PARTY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, COUNTERCLAIM, OR OTHER JUDICIAL PROCEEDING, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. g. Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument. h. Communications. Notwithstanding the confidentiality provisions contained in Section 5(a), the execution of this Agreement may be communicated by the Parties to the U.S. Department of Energy and other governmental or regulatory parties as required by law. i. Compliance with Laws and Export Control Laws; Anti-bribery and Corruption. Each Party agrees to abide by the laws and regulations applicable to the NuScale Project in question as well as in the places in which each of them (and if applicable with respect to a NuScale Project, its relevant affiliate) is licensed or permitted to do business. The Parties agree that no Sensitive Material (as that term is defined in the NDA) shall be provided to ENTRA1 by or on behalf of NuScale without ENTRA1’s prior written consent and further agree to abide by the requirements in the NDA for handling and treatment of Sensitive Materials, including their respective obligations to comply with applicable laws. i. In carrying out their respective obligations under this Agreement, the Parties agree to strictly comply with applicable laws prohibiting the bribery of public officials and private persons, influence peddling, money laundering that may in particular entail a public contract debarment, including the following (as amended and any successor laws): a. the 1977 Foreign Corrupt Practices Act of the United States, b. the 2010 UK Bribery Act, and c. the OECD Convention on Combating Bribery of foreign Public Officials in International Business Transactions of December 17, 1997.

Page 7 of 8 ii. Each Party undertakes to put in place and implement all necessary and reasonable policies and measures to prevent corruption. iii. Each Party declares that to its knowledge, its legal representatives, directors, employees, agents, and anyone performing services for or on behalf of ENTRA1 or the Company do not and will not directly or indirectly offer, give, agree to give, authorize, solicit, or accept the giving of money or anything else of value or grant any advantage or gift to any person, company or undertaking whatsoever including any government official or employee, political party official, candidate for political office, person holding a legislative, administrative or judicial position of any kind for or on behalf of any country, public agency or state owned company, official of a public international organization, for the purpose of corruptly influencing such person in their official capacity, or for the purpose of rewarding or inducing the improper performance of a relevant function or activity by any person in order to obtain or retain any business for ENTRA1 or the Company in the conduct of business for NuScale, or to gain any improper advantage in connection therewith. iv. Each Party further undertakes to ensure that neither that Party nor any of its legal representatives, directors, employees, agents, sub-contractors and anyone performing services related to this Agreement has been, or is listed by any government agency as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programs and/or bidding following invitations to bid advertised by the World Bank or any other international development bank. v. Each Party undertakes to retain for an appropriate period following termination of this Agreement, accurate supporting documentation of its compliance with the terms of this Section. vi. Each Party agrees to notify the other Party any breach of any term of this Section within two business days after discovering such breach. j. Each Party warrants, represents, and covenants that the person signing this Agreement on its behalf has full power and authority to sign on behalf of such Party. k. If any provision of the Agreement is found to be invalid, illegal, or unenforceable under applicable law, such provision shall be deemed modified to the extent necessary to make it valid, legal, and enforceable. Specifically, if a term, duration, or scope is deemed unenforceable, it shall be replaced with the longest term, duration or scope that is valid and enforceable under applicable law. [signature page follows]

Page 8 of 8 The Parties have entered into this Agreement as of the Effective Date. ENTRA1 ENERGY LLC NUSCALE POWER, LLC /s/ Authorized Signatory /s/ John L. Hopkins [***] Authorized Signatory Name: John L. Hopkins Title: President & CEO